As filed with the Securities and Exchange Commission on May 19 , 2005 Registration No. 333-122870

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2 /A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAJOR CREATIONS INCORPORATED

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	3524 (Primary Standard Industrial Classification Code Number)	98-0420577 (I.R.S. Employer Identification No.)

57113, 2020 Sherwood Drive, Sherwood Park, AB, Canada, T8A 5L7 Phone (780)970-0996

(Address and telephone number of principal executive offices)

Nevada Agency and Trust Company

50 West Liberty Street, Suite 880, Reno, Nevada, 89501   (775) 322-0626

(Name, address and telephone numbers of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

W. SCOTT LAWLER, ESQ

1530-9 Avenue SE, Calgary, AB, T2G 0T7    Phone (403) 693-8014 - Fax (403) 272-3620

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	950,000	$0.10	$95,000.00	$11.18

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion

Prospectus

Major Creations Incorporated

950,000 shares of

Common Stock

This is a public Offering of 950,000 shares of common stock, $0.001 par value, of Major Creations Incorporated, a Nevada Corporation (Major Creations), at a price of $0.10 per share.

This Offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

We have elected make this public offering of securities to raise the funds that are necessary to commence our operations. Our decision to finance our operations through public offering is based on a presumption that we will be more successful by offering securities under an effective registration statement than through a private offering of equity or through debt financing. Following the effective date of the registration statement on Form SB-2 in which this prospectus is included becoming effective, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the Counter / Bulletin Board quotation system.

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

The Offering:

950,000 shares Offered	Price Per Share	Total
Public Price	$0.10	$95,000
Underwriting Discounts and Commissions	- 0 -	$ 0
Total	$0.10	$95,000

This is a best efforts public Offering, with no minimum purchase requirement.

1. Major Creations is not using an underwriter for this Offering.

2. There is no arrangement to place the proceeds from this Offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this Offering will be immediately available to Major Creations Incorporated for its use.

3. The closing date for this Offering is August 31, 2005.

The information in this prospectus is not complete and may be changed.  Major Creations Incorporated may not sell these securities until the registration statement relating to these securities has been filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is May__ _, 2005.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Prospectus Cover Page	2
3	Prospectus Summary and Risk Factors	4
4	Use of Proceeds	7
5	Determination of Offering Price	9
6	Dilution	10
7	Selling Security Holders	10
8	Plan of Distribution	10
9	Legal Proceedings	11
10	Directors, Executive Officers, Promoters and Control Persons	11
11	Security Ownership of Certain Beneficial Owners and Management	12
12	Description of Securities	13
13	Interest of Named Experts and Counsel	13
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	13
15	Organization within Last Five Years	14
16	Description of Business	14
17	Plan of Operation	16
18	Description of Property	20
19	Certain Relationships and Related Transactions	20
20	Market for Common Equity and Related Stockholder Matters	21
21	Executive Compensation	22
22	Financial Statements	22
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	22

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Item 3.  Prospectus Summary and Risk Factors

The Company

Major Creations Incorporated (referred to in this prospectus as “Major Creations”, “us”, “we” and “our”) was incorporated on February 5, 2004, in the State of Nevada.  Major Creations’ principal executive offices are located at 57113, 2020 Sherwood Drive, Sherwood Park, AB, Canada, T8A 5L7.  Our telephone number is (780) 970-0996. As of the date of this prospectus, we have no revenue or operations.

We are a development stage company.  We have not had any revenues or operations and we have few assets.  We do not expect to commence earning revenues until at least three months after this registration statement becomes effective.

Since incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  Major Creations has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

We are in the process of establishing ourselves as a company that retails vintage styled small diesel compact tractors.    One of our founders, Mr. Stanley Major farmed a quarter section of land for 15 years.  When he sold the farm, Mr. Major loaned his vintage tractor to the local museum.  He is currently living on a large parcel of land and uses a compact tractor for his yard and garden requirements.  Mr. Major later discovered, when he tried to replace his vintage tractor, that there were no suppliers who could provide such a piece of equipment suitable for small acreage living. As a result, he surmised that there was an unmet need for vintage tractors and that he could create a business to meet this need.   Major Creations intends to purchase new garden tractors and then modify the exterior appearance, the exhaust system, air intake, hood and fenders.  We also plan to replace the manufacturer’s wheels with spoke wheels.  The finished product will reflect an early 20th century appearance.

Summary of Financial Information

As at January 31, 2005
Current Assets	$12,668
Current Liabilities	3 ,500
Shareholders’ Equity	$9,168

From February 5, 2004 to January 31, 2005
Revenue	$0.
Net Loss	$7, 307

We have not begun operations and are currently without revenue.  Our company has no employees at the present time.  As at January 31, 2005 , our accumulated deficit was $ 14,332 ..  We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

Common Shares Outstanding Before This Offering	4,150,000
Maximum Shares Being Offered	950,000
Maximum Common Shares Outstanding After This Offering	5,100,000

Major Creations is authorized to issue 75,000,000 shares of common stock.  Current shareholders of Major Creations, which consist solely of the three individuals that serve as our officers and directors, collectively own 4,150,000 shares of restricted common stock, which represents all of our issued and outstanding shares.

This Offering consists of 950,000 shares of Major Creations common stock (the “Offering”).  The Offering price is $0.10 per share.  No officers, directors or significant investors own any of the shares being offered.

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There is currently no public market for the common stock of Major Creations as it is presently not traded on any market or securities exchange.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Major Creations.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Failure to Secure Additional Financing May Affect Our Company’s Ability to Survive.

We are dependent upon this Offering to be able to implement our business plan and our lack of revenues and profits may make our obtaining additional capital more difficult.  The founders of the company raised $23,500 of which we anticipate $13,000 will be spent to cover the costs of this Offering and $5,500 in preparation to begin operations, leaving working capital of approximately $5,000.  We anticipate we will require $27,000 to commence operations, $37,000 to remain operational during the next twelve months and $102,000 to fully implement our business plans for the next twelve months. If the securities being offered under this prospectus are not fully subscribed for and we do not generate any revenues during our first year of operations, we may require additional financing in addition to the funds we hope to raise from the sale of shares offered under this prospectus in order to establish profitable operations.  Such financing, if required, may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect on our company's ability to survive. At this time, there are no anticipated additional funds in place.

Major Creations’ Business Model may not be Sufficient to Ensure Major Creations’ Success in its Intended Market

Major Creations’ survival is dependent upon the market acceptance of a single product.  Should this product line be too narrowly focused or should the target market not be as responsive as Major Creations anticipates, Major Creations will not have in place alternate products it can offer to ensure its survival.

Volume of Sales May be Insufficient or Untimely and Cause our Margins to Decrease which May Result in Insufficient Cash Flow to Meet our Commitments.

Our working capital will be extremely limited, especially if less than the total amount of the Offering is raised.   Then it will be necessary to have sufficient volume of sales to cover our overhead expenses which we anticipate will be $ 37 ,000 for the first twelve months of operations.

Lack of Purchasing Power May Have a Negative Impact on Our Revenues.

 Our cost to buy the tractors as well as the terms of payment will be impacted based on volume of purchases made.  If we are unable to purchase more than one tractor at a time, our buying power will be restricted and our purchase price per unit will increase ..

If we are unable to purchase our inventory in sufficient volume to give adequate gross profit margins, the company may have insufficient cash flow to meet cash commitments in a timely manner.  In such event, our company may have to request extended terms of payment to our suppliers at a higher cost.  This could significantly impact our profitability in a negative manner, resulting in insufficient cash flow to meet our commitments.

Inability of Our Officers and Directors to Devote Sufficient Time to the Operation of the Business May Limit Major Creations’ Success.

Presently, the officers and directors of Major Creations allocate only a portion of their time to the operation of Major Creations’ business.  Since our president and one of our board members, along with another board member are currently employed full time elsewhere, they are only able to commit up to 30 hours a week doing work for Major Creations.  Our only other officer and our third board member is elderly and although he is willing to commit up to 20 hours a week, he us unable to do physically strenuous work, concentrating his time on administrative and advisory duties.

Should the business develop faster than anticipated, the officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.

Unproven Profitably Due to Lack of Operating History Makes an Investment in Major Creations an Investment in an Unproven Venture.

Major Creations was formed on February 5, 2004.  As of this date, we do not have any revenues or operations, and we have few assets.  We will not commence operations until after the closing of this Offering and we do not expect to have revenues until at least three months after we commence operations.

Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.  Since our resources are very limited, insufficient revenues would result in termination of our operations, as we cannot fund unprofitable operations, unless additional equity or debt financing is obtained.

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, Amisano Hanson, Chartered Accountants, state in their audit report, dated November 22, 2004 and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

With No Minimum Share Sale Requirement it is Possible that Major Creations will fail to Commence Operations despite having raised some Funds from this Offering.

This Offering is not subject to any minimum number of shares to be sold by Major Creations.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.  If Major Creations fails to sell the entire Offering, it may never commence operations and your investment would be lost.

We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this Offering to provide the shortfall capital necessary to commence our proposed business.  Further, we believe we will require at least $37,000 to operate for twelve months after the completion of this Offering. The amount of the capital available to us will still be extremely limited, especially if less than the total amount is raised.  We have no commitments for additional cash funding beyond the proceeds hoped to be received from this Offering. If we need and are unable to raise additional capital, then you may lose your entire investment.

Difficulty For Major Creations Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to have our common stock quoted on the OTC / Bulletin Board as soon as practicable.  However, there can be no assurance that Major Creations’ shares will be quoted on the OTC / Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or “OTC/BB”. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a “penny stock”. In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon

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broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Investors will have little voice regarding the management of Major Creations due to the large ownership position held by our existing management and thus it would be difficult for new investors to make changes in our operations or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

If all of the shares offered under this prospectus are sold, the officers, directors and major shareholders will directly own 4,150,000 shares of the total of 5,100,000 issued and outstanding shares of Major Creation’s common stock and will be in a position to continue to control Major Creations. Of these 4,150,000 shares, Mr. Stanley Major, our President, owns 3,600,000 shares. Therefore, Mr. Major, after completion of this Offering will still own approximately 71% of our company. Such control may be risky to the investor because the entire company's operations are dependent on a very few people who could lack ability, or interest in pursuing Major Creations operations. In such event, our business may fail and you may lose your entire investment. Moreover, new investors will not be able to effect a change in the company’s business or management.

Item 4. Use of Proceeds

We intend to raise $95,000 from the sale of 950,000 shares of common stock at $0.10 per share.  This Offering has a maximum amount of $95,000 and no minimum.  Major Creations has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that Major Creations has already raised a total of $23,500 from the sale of common stock.  The total amount of $23,500 has been raised from the sale of stock to our officers and directors; these shares sold are restricted and are not being registered in this Offering.  As at January 31, 2005 , we had paid $ 5,000 of the estimated $13,000 in offering expenses and thus will require an additional $ 8,000 to complete this Offering. We intend to use our existing cash, of which we have $ 12,688 as of January 31, 2005 , to pay the remaining balance of $ 8,000 in estimated expenses of this Offering.  None of the offering expenses are to be paid out of the proceeds of this Offering.  The entire sum of monies we raise from this Offering will be used to finance Major Creations’ plan of operations.  None of the proceeds of this Offering will be used to repay any existing debt. None of the proceeds will be used to pay officers or directors or to repay any loans from officers or directors.

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The following table indicates how Major Creations intends to use these proceeds of this Offering.

Proceeds from Sale of Common Stock	$95,000

Expenses

Legal and Accounting

Marketing and Promotion

Tools

Inventory

Supplies and Materials

Travel and Accommodation

Computer and Office

Website Development

Training and Consulting

Miscellaneous Administration

Total

10 ,000 15,000 5,000 35 ,000 7,000 7,000 5,000 5,000 5,000 1,000 $95,000

The above expenditure items are defined as follows:

Legal and Accounting:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. It will also cover the cost of preparation of appropriate agreements and documents

Marketing and Promotion:  This item refers to the cost of a basic marketing campaign and the provision of product information to our potential customers.  This could include direct marketing as well as local newspapers.  It will also include marketing our product through farm-specific trade shows, parades and rodeos.

Tools:  This expense covers the cost of purchasing tools that will be required to effectively do modifications to the tractors.

Inventory:  $35,000 will allow us to purchase eight (8) tractors for the purpose of sale after our modifications are completed.  It also includes the cost of producing one (1) sample unit for marketing purposes .

Supplies and Materials:  This expense refers to materials we require to modify the appearance of an inventory of eight (8) tractors in preparation for sale.  This item includes the costs to have spoke wheels manufactured for us during the first year of operations.

Travel and Accommodations:  This expenditure includes travel costs incurred promoting our product at various parades, rodeos, and farm trade shows.

Computer and Office:  This expenditure refers to items such as a computer, office software, photocopier, fax machine, telephone system, filing cabinets and other similar office equipment.  It also includes paper, pens, and all other office supplies.

Website Development:  This expense is the cost associated with development of our website. The website will be used as one means to promote our product.  Preliminary website development will begin as funds are available.

Training and Consulting:  This expense refers to the cost of consulting with industry experts for training our personnel.  It will also include the cost of technical support we may require to manufacture our product.

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Miscellaneous Administration:  This expense refers to any miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.

There is no assurance that Major Creations will raise the full $95,000 as anticipated. The following is the break down of how management intends to use the proceeds if only 25 percent, 50 percent, or 75 percent of the total Offering amount is raised:

Expenditure Item	25%	50%	75%	100%

Legal and Accounting	8,000	10,000	10,000	10,000
Marketing and Promotion	3,000	10,000	10,000	15,000

Tools	2,000	3,000	3,500	5,000
Inventory	7,00 0	14 ,000	30 ,000	3 5,000
Supplies and Materials	2,000	4,000	6,000	7,000
Travel and Accommodation	1,000	2,000	5,000	7,000
Computer and Office	250	1,000	1,000	5,000
Website Development	0	1,000	3,000	5,000
Training and Consulting	0	2,000	2,000	5,000
Miscellaneous Administration	500	500	750	1,000
Total	23,750	47,500	71,250	$95,000

If only 25% of the Offering is sold, we would continue with our development plans.  We would not carry inventory, but would manufacture our product by special order.  Additionally, we would only be able to accept one order at a time.  Supplies and materials would be purchased on an as-needed basis; enough to retro fit each tractor.  The officers would take responsibility for monthly bookkeeping, preparing in-house interim statements each quarter.  Major Creations would use tools belonging to the directors, only purchasing additional tools that are absolutely necessary.  Buying computer hardware, software and office furniture would be put on hold; office expenses would be kept to basics.  Marketing would be restricted to local farm fairs, country carnivals, and rural parades.  We would not be able to create a Website.  Travel would be restricted to day trips.  Our company would not utilize any outside sourcing or consulting.

We anticipate that the $23, 750 along with our current amount of cash and the expectation of limited revenue from modest sales will be sufficient for Major Creations to commence operations and to sustain us during the short-term.  However, there would be insufficient funds available for furtherance of the plan of operations as detailed in Item 17 of this prospectus.

In the event that only 50% of the Offering amount is raised, we will be able to further our plan of operation; however, Major Creations’ activities would be severely restricted.  Inventory would be restricted to one sample unit.  We would continue to manufacture our product by special order only, but would be able to accept a maximum of two orders at one time.  Supplies and materials would be purchased on an as-needed basis to retro-fit the tractors as they are ordered.  We would continue to use the computer and office furniture of our directors and office supplies would be minimal.  Major Creations would be able to develop a basic Website, but travel would be restricted to local events.  Without the ability to aggressively pursue our plan of operations, it is likely that we will take much longer to build a profitable business.

If 75% of the total Offering amount is raised, there would be sufficient funds to pay a significant portion of all budgeted expenditure items.

The money Major Creations has raised thus far from selling stock to its officers and directors will be sufficient to pay all expenses of this Offering.  The total amount of the money raised from the sale of the 950,000 shares we are Offering will be used for the purpose of furthering Major Creations’ plan of operation, as detailed in Item 17 of this filing.

Item 5. Determination of Offering Price

There is no established market for our stock. The Offering price for shares sold pursuant to this Offering is set at $0.10.  Of the 4,150,000 shares of stock already purchased by affiliates, officers and directors, 2,000,000 shares

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were sold for $0.001 per share, and the remaining 2,150,000 shares were sold for $0.01 per share.  All of the shares of outstanding stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

Item 6. Dilution

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the Offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the Offering price offered to new investors.

Major Creations is Offering shares of its common stock for $0.10 per share through this Offering. Since its inception on February 5, 2004, its affiliates, officers and directors have purchased shares of its common stock for $0.01 and $0.001 per share.

As at January 31, 2005 , the net tangible book value of Major Creations was $0. 0022 per share.  If Major Creations is successful in selling all of the offered shares at the public Offering price, the pro forma net tangible book value of Major Creations would be $ 99,668 after deducting Offering costs of $13,000, or approximately $0. 0195 per share, which would represent an immediate increase of $0.0153 in net tangible book value per share and $0. 0805 or 80. 5 % per share dilution to new investors, assuming all the shares are sold at the Offering price of $0.10 per share.

Following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% of the Offering is sold.

	10%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	0. 0022	0. 0022	0. 0022	0. 0022
Net Tangible Book Value Per Share After Stock Sale	0. 0033	0. 0113	0. 0156	0. 0195
Increase (Decrease) in Net Book Value Per Share Due to Stock Sale	(0. 0011)	0. 0091	0. 0134	0. 0173
Immediate Dilution (subscription price of $.10 less net tangible book value per share)	0. 0967	0. 0887	0. 0844	0. 0805

Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item 8. Plan of Distribution

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best–efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. The officers and directors of Major Creations, Mr. Stanley Major, Mr. William Major and Mr. Terence Major will sell securities on behalf of Major Creations in this Offering.  Messrs. Stanley Major, William Major and Terence Major are not subject to a statutory disqualification as such term is defined in Section (a) (39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell Major Creations’ securities without registering as broker-dealers.  They are serving as officers and directors and primarily perform substantial duties for or on behalf of Major Creations otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months.  Our officers and directors will not receive commissions or other remuneration in connection with their participation in this Offering based either directly or indirectly on transactions in securities. Our officers and directors intend to personally contact their friends, family members and business acquaintances in attempting to sell the shares offered hereunder.  Major Creations will not be conducting a mass-mailing connection with this offering, nor will it offer shares to potential customers ..  Major Creations may also employ the services of an agent or intermediary to introduce Major Creations to prospective subscribers to the Offering. In such event, Major Creations is prepared to pay commissions or finder’s fees of up to 10% of the proceeds from the Offering.   In the event that Major Creations does employ the services of an agent or intermediary, and such agent or intermediary is acting as an underwriter, Major Creations will file a post effective amendment to name such underwriter, disclose the material terms of the underwriting, disclose the material terms of such underwriting agreement and file such as an exhibit.

We plan to offer our shares to the public, at a price of $0.10 per share, with no minimum amount to be sold.  The officers, directors and existing shareholders and affiliates will not purchase any shares under this Offering.  We will keep the Offering open until we sell all of the shares registered, or August 31, 2005, which ever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to Major Creations or as the Company may otherwise direct.

Item 9. Legal Proceedings

Major Creations is not a party to any pending legal proceedings, nor is Major Creations aware of any governmental authority contemplating any legal proceeding against it.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Stanley Major, President, Member of the Board of Directors, age 50

Mr. Stanley Major has been serving as Major Creations’ President and a member of Major Creations’ Board of Directors since February 5, 2004 and as well he served as Secretary and Treasurer from February 5, to March 31, 2004.  The term of his office is for one year and is renewable on an annual basis.  Stanley Major is the son of William Major and father of Terence Major.

Mr. Stanley Major has worked as a telecommunication technician for Telus Communications Inc. (formerly called Alberta Government Telephones) for the past 31 years.  The head office for Telus Communications Inc. is in Burnaby British Columbia and the company provides the residential and commercial telephone service for the Provinces of Alberta and British Columbia, Canada.

Mr. Stanley Major attended the Northern Alberta School of Technology in Edmonton Alberta from 1972 – 1974.  He graduated with a Certificate in the Proficiency in Technology of Communications.

Mr. Stanley Major is currently devoting approximately 20 hours a week of his time to Major Creations.  He is prepared to spend up to 30 hours a week of his time upon commencement of our operations, and as much as 40 hours a week during the critical first 6 months of operation.

Mr. Major is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

William R. (Wally) Major, Secretary and Treasurer, Member of the Board of Directors, age 87

Mr. William Major has been serving as Major Creations’ Secretary and Treasurer and a member of the Board of Directors since March 31, 2004. The term of his office is for one year and is renewable on an annual basis.  William Major is the father of Stanley Major and the grandfather of Terence Major.

Mr. William Major has been retired since 1992.  During his working years, Mr. Major was employed in positions as a truck driver, farmer, welder, mechanic, machinist, engine rebuilder, shop supervisor, plant maintenance supervisor, and plant maintenance superintendent.  He was 50% shareholder, President and on the Board of Directors of the family business, Parkalta Buses Ltd. (a school bus contractor and tour bus company) from its inception in 1981 until it was sold in 1984.  As well from 1980 until his retirement in 1992, Mr. Major was 100% owner of Ardalta Enterprises Ltd, a private company operating a tree farm.  Mr. William Major completed more than 9 trade certificates in the areas of mechanics, engines and welding.  He also completed a number of courses from the Northern Alberta School of Technology in mechanical drawing, blue prints, general management and mechanics.

Mr. William Major has experience in building machinery from scratch.  Over the past fifty years, he has built several pieces of farm equipment including tractors, plows, cultivators, and spades.

Mr. William Major is currently devoting approximately 10 hours a week of his time to Major Creations.  He is prepared to spend up to 20 hours a week of his time upon commencement of our operations.

Mr. William Major is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Terence Major, Member of the Board of Directors, age 21

Mr. Terence Major has been serving as a member of the Board of Directors since March 31, 2004. The term of his office is for one year and is renewable on an annual basis.  Terence is the son of Stanley Major and the grandson of William Major.

Since March 2004, Terence has been employed in general mechanical maintenance with Green Leaf Enterprises Inc, a logging truck operation located at Grassland, Alberta.  From September 2001 until March 2004, he worked on the grinding machine, milling machines and as a welder in the shop of Manluk Industries, a fabricating shop and mining equipment forge located in Wetaskiwin, Alberta.

Mr. Terence Major is currently devoting up to 20 hours a week of his time to Major Creations.  He is prepared to spend up to 30 hours a week of his time upon commencement of our operations.

Mr. Major is not an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Major Creations owning 5% or more of the common stock, and shares owned by Major Creations’ directors and officers as of October 31, 2004:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common	Stanley Major Director, President RR #1, Site 11, Box 21 Millet, Alberta, Canada, T0C 1Z0	3,600,000	86.75%
Common	William Major 22346 Twp Rd 530 Ardrossan, Alberta, Canada, T8E 2M2	300,000	7.23%
Common	Terence Major Box 210 Grassland, Alberta, Canada, T0A 1V0	250,000	6.02%
Common	Directors and officers as a group of three (3)	4,150,000	100.0%

 The percentage of class is based on the total number of shares outstanding of 4,150,000.

Item 12. Description of Securities

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.001 par value.  We are not authorized to issue any series or shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by the By-Laws of Major Creations.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Major Creations, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of Major Creations’ common stock are issued, the relative interest of then existing stockholders may be diluted.

Item 13. Interest of Named Experts and Counsel

Major Creations has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Major Creations, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Major Creations.

Amisano Hanson, Chartered Accountants, of Vancouver, British Columbia, have audited our financial statements for the period ended October 31, 2004 and presented its audit report dated November 22, 2004 regarding such audit which is included with this prospectus with Amisano Hanson’s consent as experts in accounting and auditing.

Alexander H. Walker, III, whose offices are located at 57 West 200 South, Suite 400, Salt Lake City, Utah, has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with Mr. Walker’s consent.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

The Nevada General Corporation Law requires Major Creations to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 10 of Major Creations’ bylaws, Major Creations is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, Major Creations has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

See “Certain Relationships and Related Transactions”, Item 19, below.

Item 16. Description of Business

Business Development

Major Creations was incorporated on February 5, 2004, in the State of Nevada.  We have not yet begun our business operations and we currently have no revenue and no significant assets. Major Creations has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.  Since becoming incorporated, Major Creations has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Major Creations is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Major Creations nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

Major Creations’ business plan is to retail new small diesel tractors that have a vintage styled appearance.  We will purchase name-brand compact tractors that are either fully assembled, or require minimal assembly.  Our company will modify the unit to reflect the appearance of an early 20th century tractor.

This will be accomplished by taking the standard, modern tractor and, without touching the mechanical workings, make several external modifications.  We will change the tin work of the hood and fenders and modify the outward appearance of the exhaust system, air intake, hood and fenders.  We also plan to replace the standard wheels with spoke wheels.  By using a modern tractor retro-fitted to have a “vintage” appearance, we will be retaining the comfort, gauges, reliability and controls of the modern compact tractor, while appealing to the consumer who enjoys the esthetic appearance of an antique.

Principal Products and Services

We intend to retail small diesel compact tractors, which are slightly larger than a standard riding lawn mower.  They will vary from 16-17 horse to a maximum of 40-45 horse power motors.  The tractors will have a 3-point hitch.  Various possible attachments, which would include finishing mower, cultivator, rotary tiller, disc, small plow, cedar spreader, landscape rake, flail mower, scraper blade, dozer blade, small backhoe, wood chipper or log splitter, will be available by special order.

The Market

We are planning to market our tractors to acreage dwellers and hobby farmers living on midsize (2-5 acres), large acreages (20–30 acres), or estates that surround the cities of Central Alberta.  The tractors will be useful for irrigation trenching, phone and power digging and landscaping.

Competition and Competitive Strategy

As a start-up company our competitive position within the industry will be very poor.  The challenge before us will be to build our business from nothing and establish ourselves as a credible participant in an already existing industry.

At present there are numerous dealers selling new lawn and garden compact tractors and mowers.  Moreover,

several individuals in Western Canada are restoring antique tractors to running condition. However, we have been unable to find any company that is currently supplying new tractors refurbished to provide an antique look.

Distribution

Since we are targeting the acreage dwellers and hobby farmers in Central Alberta, we will use farm rodeos, farm shows and parades as our main thrust of promotion.  We also plan to use a Web page to increase the public’s awareness of our product. Our website will not process orders, but will provide product and contact information only. Depending on Major Creations’ success at raising capital, we plan to have a sample inventory of four or five units of various sizes with optional attachments such mowers and tillers. Our list price will not include delivery from our facilities to the customer.  However, Major Creations is prepared to facilitate the delivery requirements of the purchaser, at their cost.

Sources and Availability of Products and Supplies

After careful research, we have found numerous suppliers, both locally and internationally, who have appropriate tractors for our business purposes.

Local suppliers in Edmonton, Wetaskiwin and Millet would be costly, but have suitable product available on site.   One advantage of dealing with a local supplier is the quick turnaround of our inventory.  Since we would be purchasing the tractor only as a specific order is received, no extra inventory would be kept in stock.  Unfortunately, it would mean Major would have to accept the available models current in local stock.  Also, the anticipated purchase price would be higher than would be if volume buying.

Suppliers in the United States are willing to supply tractors either singly or by volume purchase with a pick-up option for better pricing.   We would be able to order according to customer specification and also anticipate the cost price would be lower due to an increased number of distributors from which to choose.

Most cost effective of all is to import a container load of tractors direct from the manufacturers in China.  This option means we will carry at least four units in inventory, requiring that we speculate on future sales.

The directors will do all the modifications themselves from sheets of tin that are readily available at local steel suppliers.  We intend to choose one of the several possible local machine shops to provide spoke wheels.

Until we have closed our Offering and sufficient funds are available, no negotiations will be entertained, nor will any contracts be entered into with a prospective supplier or machine shop ..

Dependence on One or a Few Major Customers

Since we are targeting individual residential acreage dwellers, we will not be dependant on a few major customers.  We do not intend to market our product to dealers at this time.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry that would give cause for any patent, trademark or license infringements or violations.  Major Creations has not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

At present Major Creations does not hold any intellectual property nor does it anticipate any such need in the foreseeable future.

17

Existing or Probable Government Regulations

There are no types of government regulations existing nor are we aware of any regulations being contemplated that would adversely affect Major Creations’ ability to operate.

Research and Development Activities and Costs

Major Creations has not incurred any costs to date and has no plans to undertake any research and development activities during the first year of operation.

Compliance With Environmental Laws

We will only be altering the appearance of the tractors.  We will be doing add-ons to, but not removing, the muffler and filter system.  Since we are not making any changes to the running system of our product, there are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

Facilities

We do not own or rent facilities of any kind. At present we are operating from our principal office that is located within the offices of our Secretary and Treasurer, who provides this space free of charge. We will continue to use this space for our executive offices for the foreseeable future.  Our product will be manufactured using the shop facilities of the President, who will also provide this space free of charge.

Employees

Major Creations has no employees at the present time. The officers and directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable revenue flowing into Major Creations from our operations.  Since our product is not labor intensive, our officers and directors will do whatever work is required until our business to the point of having positive cash flow, with more orders than we are able to supply without additional manpower.  Human resource planning will be part of an ongoing process that will include regular evaluation of operations and revenue realization.  We do not expect to hire any employees within the first year of operation.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  Major Creations uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

Item 17. Plan of Operation

Major Creations is a development stage company with no operations, no revenue, no financial backing and few assets. Our plan of operations is to establish ourselves as a company that retails vintage styled compact tractors.  We plan to modify new compact tractors to have an early 20th century appearance by retro fitting the exhaust system, air intake system, hood and fenders as well as replacing the wheels with spoke wheels.

During the first stages of Major Creations’ growth the officers and directors will provide all the labor required to produce a sample model and to draft the Major Creations business plan – at no charge. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for all labor required to produce and market our product for at least the first year of operations.  Management has no intention of hiring any employees during the first year of operations.

How long Major Creations will be able to satisfy its cash requirements, and whether we will require additional outside funding in the next twelve (12) months depends on how quickly our company can generate revenue and how much revenue can be generated. At the present time we only have funds available to complete the expenses of this Offering. However, should we raise the entire $95,000 we are seeking from this Offering, management is of the opinion that no further funds need be required for the operation of Major Creations’ business for the twelve month period following the completion of this Offering.  If we fail to raise any portion of the $95,000 we are seeking from this Offering, then we may have to find other methods to raise additional funds.  At this time, there are no anticipated sources of additional funds in place.  We are confident we can meet our financial obligations and pursue our plan of operations if we can either raise additional funding through this Offering, or begin collecting revenues from operations within the next six months of this prospectus becoming effective.

There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations.

During the first year of operations, we will concentrate our efforts exclusively on building our client base in the numerous cities within the central region of the Provinces of Alberta. As we gain experience, and develop sufficient revenue from sales, we may consider expanding our business within the entire region of Alberta and possibly to other locations within Western Canada. At present, we have no plans to move outside of Canada.

We currently do not have the $95,000 needed to purchase inventory, purchase supplies, develop our website, or market our product, nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this Offering.

Our plan is to raise enough funds from this Offering to enable us to purchase a crate of four tractors.  By doing so, we would be considered a dealer by the manufacturer . As a dealer, we would be able to pass on the warranty to our customers , without having to enter into separate agreements with the manufacturers ..  If we purchase tractors individually from a local supplier, the customer would have to be identified on the warranty at the time of purchase , as Major Creations would not be classified as a dealer of the equipment ..  Additionally, through multi-purchasing, we would have stronger buying power and better terms of payment, anticipating our price would be approximately 60% of the cost to buy the machines individually.

Milestones

When sufficient funds are available from this Offering, Major Creations intends to design and build an information website.  The website will provide basic information about the product we are offering. It will give us exposure to the general marketplace.  The website will have the facility for prospective customers to contact us with questions and inquiries, but will not be designed to process orders.  Initially, we anticipate the website development will cost from $1,000 to $4,000.  Our website should be under construction within two months after the closing of this offering.

We are presently evaluating certain potential domain names, all of which contain the word ‘Major Creations’.  After a decision has been made regarding a domain name, registration of our website domain name will be implemented.  Web server space will be contracted from a local Internet Service Provider (ISP), which has not yet been chosen.  Together with telephone installation and hook-up costs, Major Creations expects to spend $1,500.

Development of our marketing and promotion materials has begun.  Our marketing package will include development of a company logo.  Some promotional items have been purchased.  In conjunction with the Website, we will begin to market our products using promotional brochures and information bulletins.  Our directors will attend farm and garden shows as well as local parades.  The information brochures and bulletins should be ready for our promotional use by the end of the fourth month.  We anticipate spending between $2,000 and $5,000 of our marketing and promotional budget and between $1,000 and $5,000 of our travel and accommodation budget.  Mr. Stanley Major will take responsibility to coordinate the website development and our marketing program.

Major Creations expects to purchase some basic stationery and office supplies, such as business cards, within the first four months after the effectiveness of this registration statement at a cost of $200.  Within the first year, we expect to purchase computer equipment as funds are available.  Until then, Major Creations will utilize the personal computer and office equipment of the directors.  Mr. William Major will deal with the purchase of office supplies equipment, and stationery.

We have already purchased a used garden tractor and a mower.  The directors are currently using it to develop possible modifications that would give our future product a strong vintage appearance.  At the present time, we are using scrap materials and equipment that the directors have in their shop.

During the fourth and fifth month, Stanley and Terence plan to complete preparation of our sample tractor ready for marketing.  Major Creations will need to spend approximately $700 on supplies to complete the tin work, $250 for a set of spoke wheels and $50 for our emblem.  In order to do the work, the company will need to spend between $2,000 and $3,000 for tools.

As soon as we receive our first order, our first new tractor will be purchased from a local supplier.  It will be chosen in accordance with the motor specifications of the customer, and we anticipate it will cost approximately $7,000.  At that time we will need to spend an additional $1,000 on tin-work supplies.  If the tractor is delivered with minimal assembly required, we believe it will take about eight hours labor for Stanley, Terence and William to fashion the hood and modify fenders.  Major Creations is able to get sheet metal, fasteners and hinges locally.  The directors will do the modifications to the exhaust and air intake system also.  Our business plan is to do add-ons, not remove, the muffler and filter system, as our objective is to only alter the appearance without interfering with the mechanics of our tractors.

For the first year of operation, rather than purchase necessary tools and materials, it is our intention to have the wheel modification done in a machine shop.   There are numerous machining and fabrication shops in the area, but we have not entered into an agreement with any of them at this time.   We believe that will cost $250 per set.

The finishing touch will include an emblem secured in each side of the tractor for an approximate cost of $50 each.  Major Creations has several possible draft designs for our logo.

Expenditures

The following chart provides an overview of our budgeted expenditures, by significant area of activity, for Major Creations to begin operations.  The centre column, totaling $27,000, is the minimum funds required for us to become operational if we are only able to raise some funds from this offering.  The right column, totaling $37,000, is our budget if we are able to raise the full $95,000 from this offering.

Expenses

Legal and Accounting

Transfer Agent

Marketing and Promotion

Website Development

Tools

Inventory

Supplies and Materials

Travel and Accommodation

Telephone and Internet Hosting

Computer and Office

Miscellaneous Administrative Costs

Total

Minimum Funds Required 8,000 2,000 3,000 1,000 2,000 7,000 1,000 1,000 1,500 250 250 27,000	Maximum Funds Received 8,000 2,000 5,000 4,000 3,000 7,000 1,000 5,000 1,500 250 250 37,000

If we are unable to raise less than $27,000 from this offering, we will spend the available funds in the following priority:

Legal

Inventory & Supplies

Tools

During the first year of operation, as funds are available, we would like to spend between $500 and $1,000 to update our Website.  As well there will be continued costs to service the website and pay our telephone requirements.  We anticipate this will cost approximately $2,500.

Major Creations will also continue to spend additional funds on marketing our product of between $3,000 and $11,000 as well as additional money on travel and accommodation.  If funds are available, we would like to utilize the services of a consultant to assist us in our marketing campaign for the possible maximum cost of $5,000.

Major Creations would like to be prepared to take advantage of the full growing season next year, which would include preparation of the soil in April, as well as the full mowing season from May to September.  We plan to order a select inventory of tractors in the late fall 2005.  Depending on our success to raise money from this offering, the cost of this inventory would cost upwards to $35,000 and the supplies and materials to do the modifications approximately $7,000.  Ideally, we would have the funding to purchase four units - one 18 horse, two 25 horse and one 30 horse tractors.

In the following chart, the centre column, totaling $37,000, is the minimum funds required for Major Creations to remain operational for the twelve month period upon effectiveness of this prospectus, including the costs to become operational as shown in the chart above.  The right column, totaling $102,000, is our budget for the twelve month period upon effectiveness of this prospectus if we are able to raise the full $95,000 from the offering.  It also includes the costs to become operational in the right column of the chart above.

Expenses

Legal and Accounting

Transfer Agent

Marketing and Promotion

Website Development

Tools

Inventory

Supplies and Materials

Travel and Accommodation

Telephone and Internet Hosting

Computer and Office

Training and Consulting

Miscellaneous Administrative Costs

Total

Minimum Funds Required 8,000 3,000 5,000 1,500 2,500 7,000 2,500 2,000 4,000 500 0 1,000 37,000	Maximum Funds Received 10,000 3,000 15,000 5,000 5,000 35,000 7,000 7,000 4,000 5,000 5,000 1,000 102,000

The above expenditure items are defined as follows:

Legal and Accounting:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. It will also cover the cost of preparation of appropriate agreements and documents. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Transfer Agent:  This item refers to the cost of the transfer agent to issue share certificates and keep the shareholders’ register for the twelve-month period following the effective date of this registration.

  Marketing and Promotion: This item refers to the cost of a basic marketing campaign and the provision of product information to our potential customers.  It includes direct marketing, advertisements in community papers, displays at farm shows and rodeos, and participation in community parades.  This expense includes these costs over the twelve-month period after the effective date of this prospectus.

Website:  This expense is the cost associated with development of our website. Since the website will be used as one means to promote our product.  Preliminary website development will begin as funds are available.

  Tools: This expense covers the cost of purchasing tools that will be required to effectively do modifications to the tractors.  As soon as funds are available, we will begin purchasing this equipment so as to effectively prepare our tractors for market.

Inventory:  Our inventory is tractors purchased for the purpose of resale after our modifications are completed. We will only purchase one (1) unit at first. If possible, by late fall 2005,  we will have four completed units in stock as sample unit(s) for marketing purposes.  When our inventory is depleted as a result of sales, replacement units will be purchased.

Supplies and Materials:  This expense refers to materials we require to modify the appearance of our tractors in preparation for sale.  This item also includes the costs to have spoke wheels manufactured for us during.

Travel and Accommodations:  This expenditure includes all travel costs incurred promoting our product at various rodeos, parades, and farm trade shows.

Telecom and Internet Hosting: This item refers to the cost of hosting our website and basic monthly telephone and fax services. The amount indicated covers the first year of operations.

Computer and Office:  This expenditure refers to items such as computer hardware and software, photocopier, fax machine, telephone system, filing cabinets and other similar office requirements.  It also includes paper, pens, and all necessary office supplies.   Major Creations expects to begin making these purchases during the fourth month of operations after the effective date of this prospectus.

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Training and Consulting:  This expense refers to the cost of consulting with industry experts for the training of personnel.  It will also include the cost of technical support we may require to market our product.  We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Miscellaneous Administration Expenses:  This expense refers to any miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

As previously noted, we have raised $23,500 from the sale of stock to affiliates, officers and directors.  To date we have paid $ 86,000 of the expenses associated with this Offering, which we anticipate to total $13,000. On January 31, 2005 we had $ 12,668 on hand. After $ 7,000 is used to complete the remaining costs of this Offering, $1,500 is used to pay our liabilities, we expect to have approximately $5, 500 to apply to our expenditures during the next twelve (12) month period from the effective date of this prospectus. Should we raise the entire $95,000 we are seeking from this Offering together with the $5, 500 cash remaining after the Offering expenses are paid, and should we be able to generate minimal revenue within this twelve-month period, management is of the opinion that no further funds need be required for the operation of Major Creations’ business for the twelve month period following the completion of this Offering.  Our budgeted expenditures for the next twelve months is $37,000.  If we fail to raise at least $32,000 of the $95,000 we are seeking from this Offering, then we will have to find other methods to raise additional funds. At this time, there are no anticipated sources of additional funds in place.

We are confident we can meet our financial obligations and pursue our plan of operations if we can raise the amount of funding as contemplated by this Offering, and begin collecting revenue from operations within the first six months of this prospectus becoming effective.

Item 18. Description of Property

Major Creations does not own any property, real or otherwise.  For the first year, we will conduct our administrative affairs from the office located in the home of Mr. William Major, our Secretary Treasurer, at no cost to Major Creations.   Our product will be manufactured using the shop facilities of the President, who will also provide this space free of charge.

We do not have any investments or interests in any real estate.  Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

Other than the stock transactions discussed below, Major Creations has not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of Major Creations or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. Stanley Major, who is an officer and member of our board of directors, purchased by subscription 2,000,000 shares of common stock from Major Creations on February 5, 2004 for $2,000.

Mr. Stanley Major purchased an additional 1,600,000 and our other directors, namely Mr. William Major and Mr. Terence Major respectively purchased 300,000 and 250,000 shares of our common stock on March 31, 2004, in a private offering at a price of $0.01 per share for a total of $21,500.

There are no promoters being used in relation to this Offering, except for our officers and directors who will be selling the securities offered by Major Creations and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  No person who may, in the future, be considered a promoter of this Offering, will receive or expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of our company.  We have not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have Major Creations’ common stock listed.  We intend to apply to have our common stock quoted on the OTC Bulletin Board.  No trading symbol has yet been assigned.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system.  Upon the registration statement in which this prospectus is included becoming effective, we will apply for quotation of our common stock on the NASD's OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions.  Major Creations’ common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks".  Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.  In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of the filing of this prospectus, we have three (3) shareholders of record of Major Creations common stock.

Rule 144 Shares.

A total of 2,000,000 shares of the common stock will be available for resale to the public after February 5, 2005; and a total of 2,150,000 shares of the common stock will be available for resale to the public after March 31, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of Major Creations common stock then outstanding which, in this case, will equal approximately 41,500 shares as of the date of this prospectus; or the average weekly trading volume of Major Creations common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Major Creations. Under Rule 144(k), a person who is not one of Major Creations’ affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are Major Creations’ affiliates hold all of the 4,150,000 shares, which may be sold pursuant to Rule 144 after March 31, 2005.

Dividends.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Major Creations to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: Major Creations would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty To Resell Major Creations Stock, As The Company Has No Expectations To Pay Cash Dividends In The Near Future

The holders of our common stock are entitled to receive dividends when, and if, declared by the board of directors.  We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Item 21. Executive Compensation

Since Major Creations’ date of inception to the date of this prospectus, our executive officers have not received and are not accruing any compensation.  The officers anticipate that they will not receive, accrue, earn, be paid or awarded any compensation during the first year of operations.

Item 22. Financial Statements

The audited financial statements of Major Creations appear on pages: 23 to 32

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

Not applicable.

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

October 31, 2004

(Stated in U.S. Dollars)

TERRY AMISANO LTD.	AMISANO HANSON
KEVIN HANSON, CA	CHARTERED ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

Major Creations Incorporated

(A Development Stage Company)

We have audited the accompanying balance sheet of Major Creations Incorporated (A Development Stage Company) as of October 31, 2004 and the related statements of operations, stockholders' equity and cash flows for the period February 5, 2004 (Date of Incorporation) to October 31, 2004.  These financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the United States Public Company Accounting Oversight Board.  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Major Creations Incorporated as of October 31, 2004 and the results of its operations and its cash flows for the period from February 5, 2004 (Date of Incorporation) to October 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the company will continue as a going concern.  As discussed in Note 1 to the financial statements, the company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	/s/ “AMISANO HANSON”
November 22, 2004	CHARTERED ACCOUNTANTS

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

BALANCE SHEET

October 31, 2004

(Stated in U.S. Dollars)

ASSETS

Current
Cash		$ 17,975

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 1,500

STOCKHOLDERS’ EQUITY

Capital stock
Authorized:
75,000,000	common shares, par value $0.001 per share
Issued and outstanding:
4,150,000	common shares	4,150
Additional paid-in capital		19,350
Deficit accumulated during the development stage		(7,025)

		16,475

		$ 17,975

Nature and Continuance of Operations – Note 1

Commitment – Note 6

SEE ACCOMPANYING NOTES

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

STATEMENT OF OPERATIONS

period from February 5, 2004 (Date of Incorporation) to October 31, 2004

(Stated in U.S. Dollars)

Revenue	$ -

Expenses
Advertising and promotion	898
Office and administration	63
Organizational costs	1,189
Professional fees	1,500
Supplies and materials	3,375

7,025

Net loss for the period	$ (7,025)

Basic and diluted loss per share	$ (0.00)

Weighted average number of shares outstanding	3,533,212

SEE ACCOMPANYING NOTES

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

STATEMENT OF CASH FLOWS

period from February 5, 2004 (Date of Incorporation) to October 31, 2004

(Stated in U.S. Dollars)

Cash Flows used in Operating Activities
Net loss for the period	$ (7,025)
Adjustments to reconcile net loss to net cash
used by operating activities
Accounts payable and accrued liabilities	1,500

(5,525)

Cash Flows from Financing Activity
Issuance of common shares	23,500

Increase in cash during the period	17,975

Cash, beginning of the period	-

Cash, end of the period	$ 17,975

Supplemental disclosure of cash flow information
Cash paid for
Interest	$ -

Income taxes	$ -

SEE ACCOMPANYING NOTES

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

Period from February 5, 2004 (Date of Incorporation) to October 31, 2004

(Stated in U.S. Dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Capital stock issued
for cash - $0.001	2,000,000	$ 2,000	$ -	$ -	$ 2,000
- $0.01	2,150,000	2,150	19,350	-	21,500
Net loss for the period	-	-	-	(7,025)	(7,025)

Balance, October 31, 2004	4,150,000	$ 4,150	$ 19,350	$ (7,025)	$ 16,475

SEE ACCOMPANYING NOTES

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

NOTES TO FINANCAL STATEMENTS

October 31, 2004

(Stated in U.S. Dollars)

Note 1

Nature and Continuance of Operations

a)

Organization

The Company was incorporated in the State of Nevada, United States of America, on February 5, 2004.  The Company’s year end is October 31, 2004.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  The Company intends to establish itself as a retailer of “vintage styled” small diesel compact tractors.

Based upon the Company’s business plan, it is a development stage enterprise.  Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

c)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $7,025 for the period from inception, February 5, 2004, to October 31, 2004, and has no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations.  Management has plans to seek additional capital through a public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company proposes to file a Form SB-2 Registration Statements to offer to the public up to 950,000 common shares at $0.10 per share.

Major Creations Incorporated

(A Development Stage Company)

Notes to the Financial Statements

October 31, 2004

(Stated in U.S. Dollars) – Page 2

Note 2

Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)

Organizational and Start-Up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

b)

Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards (“SFAS”)No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception has been considered as part of the Company’s development stage activities.

c)

Income Taxes

The Company has adopted SFAS 109.  SFAS 109 requires the use of the asset and liability method of accounting of income taxes.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Major Creations Incorporated

(A Development Stage Company)

Notes to the Financial Statements

October 31, 2004

(Stated in U.S. Dollars) – Page 3

Note 2

Significant Accounting Policies – (cont’d)

d)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At October 31, 2004, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation.

e)

Financial Instruments

The carrying value of the Company’s financial instruments consisting of cash, and accounts payable and accrued liabilities approximate their fair value due to the short term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

f)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

Note 3

Common Stock

The Company’s authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

On February 5, 2004, the Company issued 2,000,000 shares of common stock at $0.001 per share for cash totalling $2,000.

On March 31, 2004, the Company issued 2,150,000 shares of common stock at $0.01 per share for cash totalling $21,500.

Major Creations Incorporated

(A Development Stage Company)

Notes to the Financial Statements

October 31, 2004

(Stated in U.S. Dollars) – Page 4

Note 4

Deferred Tax Assets

The following table summarizes the significant components of the Company’s deferred tax assets:

Total

Deferred tax assets
Non-capital loss carryforward	$ 1,054
Valuation allowance for deferred tax asset	(1,054)

$ -

The amount taking into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

At October 31, 2004, the Company has accumulated a non-capital loss of $7,025, which is available to reduce taxable income in future taxation years.  This loss expires in 2024.

Note 5

Related Party Transactions

During the period February 5, 2004 (Date of Incorporation) to October 31, 2004, the Company issued 4,150,000 shares of common stock for $23,500 to directors of the Company.

Note 6

Commitment

By agreement dated November 15, 2004 the Company will incur legal services to have their SB-2 prepared and filed with the United States Securities and Exchange Commission.  As consideration for these services the Company shall pay the following fees:

i)

$2,500 upon execution of the agreement (paid);

ii)

$2,000 upon completion and filing of the SB-2 Registration Statement; and

iii)

$2,000 upon the effective date of the SB-2 Registration statement.

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

January 31, 2005 and October 31, 2004

(Stated in US Dollars)

( Unaudited )

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

INTERIM BALANCE SHEETS

January 31, 2005 and October 31, 2004

(Stated in US Dollars)

( Unaudited )

		January 31,	October 31,
ASSETS		2005	2004

Current
Cash		$ 12,668	$ 17,975

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 3,500	$ 1,500

STOCKHOLDERS’ EQUITY

Capital stock
Authorized:
75,000,000	common shares, par value $0.001 per share
Issued and outstanding:
4,150,000	common shares (2004: 4,150,000)	4,150	4,150
Additional paid-in capital		19,350	19,350
Deficit accumulated during the development stage		(14,332)	(7,025)

		9,168	16,475

		$ 12,668	$ 17,975

SEE ACCOMPANYING NOTES

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

INTERIM STATEMENTS OF OPERATIONS

for the three month period ended January 31, 2005 and

for the period from February 5, 2004 (Date of Incorporation) to January 31, 2005

 (Stated in US Dollars)

( Unaudited )

		Cumulative
		amounts from
		February 5, 2004
	Three month	(Date of
	period ended	Incorporation) to
	January 31,	January 31,
	2005	2005

Revenue	$ -	$ -

Expenses
Advertising and promotion	-	898
Office and administration	307	370
Organizational costs	-	1,189
Professional fees	7,000	8,500
Supplies and materials	-	3,375

	7,307	14,332

Net loss for the period	$ (7,307)	$ (14,332)

Basic and diluted loss per share	$ (0.00)

Weighted average number of shares outstanding	4,150,000

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

INTERIM STATEMENTS OF CASH FLOWS

for the three month period ended January 31, 2005 and

for the period from February 5, 2004 (Date of Incorporation) to January 31, 2005

(Stated in US Dollars)

( Unaudited )

		Cumulative
		amounts from
		February 5, 2004
	Three month	(Date of
	period ended	Incorporation) to
	January 31,	January 31,
	2005	2005

Operating Activities
Net loss for the period	$ (7,307)	$ (14,332)
Adjustment to reconcile net loss to net cash used by operating activities:
Accounts payable and accrued liabilities	2,000	3,500

Net cash used in operating activities	(5,307)	(10,832)

Financing Activity
Issuance of common shares	-	23,500

Net cash provided from financing activity	-	23,500

Increase (decrease) in cash during the period	(5,307)	12,688

Cash, beginning of the period	17,975	-

Cash, end of the period	$ 12,668	$ 12,668

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$ -	$ -

Income taxes	$ -	$ -

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

INTERIM STATEMENT OF STOCKHOLDERS’ EQUITY

period from February 5, 2004 (Date of Incorporation) to January 31, 2005

(Stated in US Dollars)

( Unaudited )

				Deficit
				Accumulated
			Additional	during the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Capital stock issued for cash – at $0.001	2,000,000	$ 2,000	$ -	$ -	$ 2,000
– at $0.01	2,150,000	2,150	19,350	-	21,500
Net loss for the period	-	-	-	(7,025)	(7,025)

Balance, October 31, 2004	4,150,000	4,150	19,350	(7,025)	16,475
Net loss for the period	-	-	-	(7,307)	(7,307)

Balance, January 31, 2005	4,150,000	$ 4,150	$ 19,350	$ (14,332)	$ 9,168

MAJOR CREATIONS INCORPORATED

(A Development Stage Company)

NOTES TO THE INTERIM  FINANCIAL STATEMENTS

January 31, 2005 and October 31, 2004

(Stated in US Dollars)

( Unaudited )

Note 1

Interim Reporting

The accompanying unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission.  Certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included.  Such adjustments consist of normal recurring adjustments.  These interim financial statements should be read in conjunction with the Company’s October 31, 2004 audited financial statements.

The results of operations for the three months ended January 31, 2005 are not indicative of the results that may be expected for the full year.

Note 2

Nature and Continuance of Operations

a)

Organization

The Company was incorporated in the State of Nevada, United States of America, on February 5, 2004.  The Company’s year end is October 31, 2004.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  The Company intends to establish itself as a retailer of “vintage styled” small diesel compact tractors.

Based upon the Company’s business plan, it is a development stage enterprise.  Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

c)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

Note 2

Nature and Continuance of Operations – (cont’d)

c)

Going Concern - (cont’d)

As shown in the accompanying financial statements, the Company has accumulated losses of $14,332 inception and has had no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations.  Management has plans to seek additional capital through a public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company proposes to file a Form SB-2 Registration Statements to offer to the public up to 950,000 common shares at $0.10 per share.

Note 3

Commitment

By agreement dated November 15, 2004 the Company will incur legal services to have their SB-2 prepared and filed with the United States Securities and Exchange Commission.  As consideration for these services the Company shall pay the following fees:

i)

$2,500 upon execution of the agreement (paid);

ii)

$2,000 upon completion and filing of the SB-2 Registration Statement (paid subsequently) ; and

iii)

$2,000 upon the effective date of the SB-2 Registration statement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Major Creations’ Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with Major Creations or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Major Creations’ bylaws provide that we will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that Major Creations may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Major Creations, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of Major Creations except by reason of the fact that such officer is or was a director of Major Creations in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Major Creations.

Item 25. Other Expenses of Issuance and Distribution

We have, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$6,500
Audit Fees	5,000
Transfer Agent Fees	500
SEC Registration and Blue Sky Registration	12
Printing Costs CostsCostsCosts????????????????????/ Miscellaneous Expenses	988
Total	$13,000

Item 26. Recent Sales of Unregistered Securities

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on three separate occasions.

Mr. Stanley Major purchased by subscription 2,000,000 shares of common stock from Major Creations on February 5, 2004 for $2,000. No underwriters were used, and no commissions or other remuneration was paid except to Major Creations. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  Mr. Stanley Major’s shares continue to be subject to Rule 144 of the Securities Act of 1933.

During the period from February 6, 2004 to March 31, 2004, a private Offering was completed, under which 2,150,000 shares of common stock were sold by subscription at a price of $0.01 per share to 3 shareholders for an additional $21,500.  No underwriters were used, and no commissions or other remuneration were paid except to Major Creations.  The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.

Major Creations qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither Major Creations nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption there from.  Major Creations exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a) (11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate Offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from Major Creations’ formation, on February 5, 2004, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
Stanley Major	February 5, 2004	2,000,000
Stanley Major	March 31, 2004	1,600,000
William Major	March 31, 2004	300,000
Terence Major	March 31, 2004	250,000
Total		4,150,000

Item 27. Exhibits

Number	Description
3.1	Articles of Incorporation.	*
3.2	Bylaws.	*
5	Opinion re: Legality.	Filed herewith
23	Consent of Attorney.	Filed herewith
23(ii)	Consent of Accountant	Filed herewith as part of Exhibit 5.
24	Power of Attorney	*

* Incorporated by reference to the Exhibits filed with Major Creations Inc.’s registration statement on Form SB-2 on February 17, 2005.

Item 28. Undertakings

Major Creations hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Major Creations has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Major Creations will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Major Creations will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Millet, Province of Alberta, Canada, on May 19 , 2005.

MAJOR CREATIONS INCORPORATED

/s/ Stanley Major

Stanley Major

President, Principal Executive Officer

/s/ W . Scott Lawler

W. Scott Lawler, Attorney of Fact for

W illiam Major

 - Secretary/Treasurer, Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Stanley Major

May 19 , 2005

Stanley Major

Director

/s/ W

. Scott Lawler

May 19 , 2005

W. Scott Lawler, Attorney of Fact for

William Major

 - Director

/s/

W. Scott Lawler

May 19 , 2005

W. Scott Lawler, Attorney of Fact for

Terence Major

 - Director